Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-133242) of our report dated February 28, 2008, relating to the consolidated financial statements of Severn Bancorp, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Baltimore, Maryland
March 10, 2008